UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2002

BRANTLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	000-21251	34-1838462

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

of incorporation)

3201 Enterprise Parkway
Suite 350
Cleveland, OH 44122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (216) 464-8400

Item 5. Other Events

         On September 27, 2002, Brantley Capital Management LLC, the Company’s investment advisor (the “Advisor”) obtained an order from the Securities and Exchange Commission (“SEC”) declaring that its investment adviser registration had become effective. The Advisor had failed to maintain its prior registration and was required to file a new application for registration with the SEC. The Company has been advised that the Advisor has now implemented procedures to ensure compliance with all registration, filing and other requirements under the Investment Advisers Act of 1940 and is pleased that this registration has been secured.

         In connection with the registration of the Advisor, the Board of Directors of the Company had unanimously approved the formation of a Special Committee composed of three independent directors to review the issues relating to the registration of the Advisor including the status of the advisory contract. The Committee, after consultation with independent counsel, reported to the Board that the Advisor’s failure to maintain its registration was inadvertent and did not impair the services it provided to the Company. Based on the Committee’s consideration of the quality of the advisory services rendered by the Advisor to the Company during the period it was not registered, the Committee concluded that the Advisor had performed well in the period in question. Among other things, the Special Committee recommended to the Board that it ratify the advisory fees paid by the Company while the Advisor was not registered. The Board passed a resolution to that effect.

Item 7. Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

                None.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2002	BRANTLEY CAPITAL CORPORATION

	By:	/s/ Tab Keplinger

Tab A. Keplinger

Vice President and

Chief Financial Officer

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